UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2015

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5610 E. Sutler Lane
Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

(520) 731-8786
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 29, 2015 (the “Issuance Date”), Liberty Star Uranium & Metals Corp. (the “Company”) issued a 12% Convertible Promissory Note (the “JSJ Note”) to JSJ Investments, Inc. (“JSJ”) in the principal amount of $50,000 (the “Principal Amount”). The JSJ Note bears interest at the rate of 12% per annum (the “Interest”) and is due September 29, 2016 (the “Maturity Date”). The JSJ Note may be repaid in full, together with any accrued and unpaid interest, plus any applicable prepayment premium at any time on or prior to the date which occurs 180 days after the Issuance Date in accordance with the terms and conditions of the JSJ Note (the “Prepayment Date”). At any time after the Prepayment Date, including prior to, upon, or after the Maturity Date, JSJ shall be entitled to convert all of the outstanding and unpaid Principal Amount of the JSJ Note into fully paid and non-assessable shares of common stock of the Company at a conversion price which is the lower of (i) a 45% discount to the second lowest trading price during the previous ten trading days to the date of the conversion notice or (ii) a 45% discount to the second lowest trading price during the previous ten days before the Issuance Date.

Under the terms of the JSJ Note, an Event of Default (as defined in the JSJ Note) shall occur upon the following, including but not limited to (i) the Company’s default in the payment of the outstanding Principal, Interest or Default Interest (as defined in the JSJ Note) when due, whether at the Maturity Date, acceleration or otherwise, (ii) the occurrence of a Default of Conversion (as defined in the JSJ Note), (iii) the failure by the Company for ten (10) days after notice to comply with any material provision of the JSJ Note, or (iv) the Company’s Purposeful (as defined in the JSJ Note) breach of any covenant, representations, or warranties made by the Company in the JSJ Note.

The description above of the JSJ Note does not purport to be complete and is qualified in its entirety by reference to the full text of the JSJ Note, a copy of which is filed as exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the JSJ Note is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

Item 1.01 is hereby incorporated by reference.

The JSJ Note was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The JSJ Note was exempt from registration under Section 4(a)(2) of the Securities Act because the issuance by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01. Financials Statements and Exhibits

Exhibit Number	Description

10.1*	12% Convertible Promissory Note issued by Liberty Star Uranium & Metals Corp. in favor of JSJ Investments, Inc. dated December 29, 2015

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS
CORP.

	By:	/s/ James Briscoe
Date: January 7, 2016	Name:	James Briscoe
	Title:	Chief Executive Officer